                                                               EXHIBIT 4(a)(vii)

                           WAIVER AND AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT

                  This Waiver and Amendment No. 1 ("Amendment"), dated as of September 12, 2000, is among ONEIDA LTD., a New York corporation (the "Borrower"), THE CHASE MANHATTAN BANK as Administrative Agent under the Credit Agreement referred to below ("Administrative Agent"), and the Lenders which are parties to the Credit Agreement referred to below (the "Lenders").


                                 R E C I T A L S

                  A. Borrower, the Administrative Agent and the Lenders are parties to a Credit Agreement dated as of June 2, 2000 (the "Credit Agreement").

                  B. Borrower has advised the Administrative Agent and the Lenders that it has recorded a pre-tax restructuring charge of $32,000,000 in the Fiscal Quarter ending July 29, 2000, and anticipates taking an additional pre-tax restructuring charge in an amount not to exceed $7,000,000 in its Fiscal Quarter ending October 28, 2000.

                  C. Borrower has advised the Administrative Agent and Lenders that, because of the restructuring charge recorded for the Fiscal Quarter ending July 29, 2000, its Consolidated Leverage Ratio for such Fiscal Quarter was 4.42 to 1.0, in violation of Section 6.11(b) of the Credit Agreement.

                  D. Borrower has advised the Administrative Agent and the Lenders that, because of the restructuring charge recorded for the Fiscal Quarter ending July 29, 2000, its Consolidated Net Worth at the end of such Fiscal Quarter was $115,544,000, in violation of Section 6.11(c) of the Credit Agreement.

                  E. Borrower has requested that the Administrative Agent and the Lenders (i) waive the Events of Default arising out of Borrower's failure to comply with Sections 6.11(b) and (c) of the Credit Agreement at July 29, 2000, and (ii) amend Sections 6.11(b) and (c) of the Credit Agreement.

                  F. Borrower recently completed acquisitions of Delco International Ltd. ("Delco"), Viners of Sheffield Limited ("Viners") and Sakura, Inc. ("Sakura"). Borrower has requested that, whenever the Credit Agreement requires or permits the determination of the pro forma Consolidated EBITDA of Viners and Delco, the determination be made without regard to certain one-time non-operating charges totaling $4,800,000 recorded by Viners and Delco prior to their acquisition by Borrower.

                  NOW, THEREFORE, the parties agree as follows:

         1. Definitions. All capitalized terms used in this Amendment which are not otherwise defined shall have the meanings given to those terms in the Credit Agreement.

         2. Waiver. The Lenders hereby waive the Events of Default created as a result of Borrower's failure to comply with Sections 6.11(b) and 6.11(c) of the Credit Agreement at July 29, 2000. This waiver is limited to the failure to comply with Sections 6.11(b) and 6.11(c) at July 29, 2000 and shall not be construed as a waiver of any other presently existing or future Events of Default.

         3. Pro Forma Calculation. Whenever the Credit Agreement requires or permits the determination of the pro forma Consolidated EBITDA of Viners and Delco for periods prior to their acquisition by Borrower, the Lenders hereby agree that such determination may be made without regard to (a) a $1,800,000 pre-tax non-recurring employee bonus incurred by Viners in its fiscal quarter ending April 30, 2000 and (b) a total of $3,000,000 in pre-tax non-recurring employee bonus and employee compensation charges incurred by Delco in its fiscal quarter ending July 31, 2000.

         4. Amendment of Credit Agreement.

                  4.1 The definition of "Applicable Margin" in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

                  "Applicable Margin" means for any day, with respect to any Loans, the Applicable Margin (expressed in terms of basis points (bps)) as determined according to the applicable level ("Level") as indicated by the following grid, with such Level to be determined on the basis of the Consolidated Leverage Ratio of Borrower and its consolidated Subsidiaries as of the last day of each Fiscal Quarter of the Borrower as reflected on the financial statements for such Fiscal Quarter delivered by the Borrower pursuant to Section 5.01(b):


----------------------------------------------------------------------------------------------------------------------
                                  Level 1       Level 2     Level 3     Level 4     Level 5      Level 6     Level 7
----------------------------------------------------------------------------------------------------------------------
Consolidated Leverage Ratio        <=2.0        <=2.25      <=2.5       <=2.75      <=3.00       <=3.25       >3.25
----------------------------------------------------------------------------------------------------------------------
Eurodollar Margin (bps)            100.0         125.0      150.0        175.0       200.0        250.0       300.0
----------------------------------------------------------------------------------------------------------------------
ABR Margin (bps)                     0.0           0.0       25.0         50.0        75.0        125.0       175.0
----------------------------------------------------------------------------------------------------------------------

                  provided that (i) during the period from the Closing Date through and including September 11, 2000, the Applicable Margin shall be based on Level 2, (ii) during the period from September 12, 2000 through and including the date on which Borrower delivers the financial statements under Section 5.01(b) for the Fiscal Quarter ending January 27, 2001, the Applicable Margin shall be based on Level 6, unless the financial statements delivered for the Fiscal Quarter ending October 28, 2000 require the Applicable Margin to be increased to Level 7 at that time, and (iii) if the Borrower shall have failed to deliver the financial statements required by Section 5.01(b) when due (without giving effect to any grace period or notice requirement) or there shall have occurred an Event of Default which has not been waived in the manner provided in
                  Section 9.02 hereof, the Applicable Margin shall immediately be adjusted to Level 7 until such time delivery of such financial statements shall have been made or the Event of Default shall have been cured or waived, as the case may be. Each change in the Applicable Margin shall be effective on the first Business Day following delivery of the most recent financial statements pursuant to Section 5.01(b) subject to the proviso set forth in the preceding sentence.

                  4.2 The definition of "Consolidated EBITDA" in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense, and (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, all as determined on a consolidated basis; provided that (y) in determining Consolidated EBITDA of Borrower and its consolidated Subsidiaries: (i) for any period that includes the Fiscal Quarter ending October 30, 1999, there shall be added to Consolidated Net Income the sum of $8,500,000, representing pre-tax extraordinary and non-recurring charges incurred in such quarter, (ii) for any period that includes the Fiscal Quarter ending July 29, 2000, there shall be added to Consolidated Net Income the sum of $32,000,000, representing pre-tax extraordinary and non-recurring charges incurred in such quarter, and (iii) for any period that includes the Fiscal Quarter ending October 28, 2000, there may be added to

                  Consolidated Net Income pre-tax extraordinary and non-recurring restructuring charges incurred in such quarter in an amount not to exceed $7,000,000, and (z) for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (i) have been previously provided to the Administrative Agent and the Lenders and (ii) either
                  (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent.

                  4.3 Section 2.10(a) of the Credit Agreement is hereby amended to read as follows:

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average unused amount of the Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates, provided that for purposes of calculating commitment fees the unused amount of a Commitment shall be determined without regard to the principal amount of any outstanding Swingline Loans. The rate at which commitment fees shall accrue is to be determined according to the applicable level ("Level") as indicated in the following grid, with such Level to be determined on the basis of the Consolidated Leverage Ratio of Borrower and its consolidated Subsidiaries as of the last day of each Fiscal Quarter of the Borrower as reflected on the financial statements for such Fiscal Quarter delivered by the Borrower pursuant to Sections 5.01(b):


-------------------------------------------------------------------------------------------------------------------
                              Level 1     Level 2      Level 3      Level 4     Level 5      Level 6      Level 7
-------------------------------------------------------------------------------------------------------------------
Consolidated Leverage Ratio    <=2.0       <=2.25       <=2.5       <=2.75       <=3.0        <=3.25       >3.25
-------------------------------------------------------------------------------------------------------------------
Commitment Fee (bps)            35.0         37.5        40.0        45.0         50.0         50.0        50.0
-------------------------------------------------------------------------------------------------------------------

                  provided that (i) during the period from the Closing Date through and including September 11, 2000 commitment fees shall accrue at the rate set forth in Level 2, (ii) during the period from September 12, 2000 through and including the date on which Borrower delivers the financial statements under
                  Section 5.01(b) for the Fiscal Quarter ending January 27, 2001, commitment fees shall accrue at the rate set forth in Level 6, and (ii) if the Borrower shall have failed to deliver the financial statements required by Section 5.01(b) when due (without giving effect to any grace period or notice requirement) or there shall have occurred an Event of Default which has not been waived in the manner provided in Section
                  9.02 hereof, the rate at which commitment fees shall accrue shall immediately be adjusted to the rate set forth in Level 7 until such time delivery of such financial statements shall have been made or the Event of Default shall have been cured or waived, as the case may be. Each change in commitment fees shall be effective on the first Business Day following delivery of the most recent financial statements pursuant to
                  Section 5.01(b) subject to the proviso set forth in the preceding sentence.

                  4.4 Section 6.11(b) of the Credit Agreement is hereby amended to read as follows:

                      (b) permit the Consolidated Leverage Ratio of the Borrower and its Subsidiaries to be greater than (i) 3.0 to 1.0 as of the last day of the Fiscal Quarter ending April 29, 2000 (provided that solely for the purpose of determining compliance herewith on a pro forma basis under Section 6.04(f), the Consolidated Leverage Ratio for the Fiscal Quarter ending April 29, 2000 shall not exceed 3.25 to 1.0), (ii) 3.60 to 1.0 as of the last day of the Fiscal Quarter ending October 28, 2000, (iii) 3.10 to 1.0 as of the last day of the Fiscal Quarters ending January 27, 2001 and April 28, 2001, and (iv) 3.0 to 1.0 as of the last day of each succeeding Fiscal Quarter.

                  4.5 Section 6.11(c) of the Credit Agreement is hereby amended to read as follows:

                      (c) as of the last day of any Fiscal Quarter, permit Consolidated Net Worth of the Borrower and its consolidated Subsidiaries to be less than the sum of (i) $110,000,000 plus (ii) 50% of the Consolidated Net Income of Borrower and its consolidated Subsidiaries (which for the purposes of this covenant shall not be reduced by losses) for the Fiscal Year ending January 27, 2001 and for each Fiscal Year thereafter.

         5. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that the following statements are true, correct and complete:

                  5.1 Representations and Warranties. Each of the representations and warranties made by the Borrower in the Credit Agreement is true and correct on and as of the date of this Amendment.

                  5.2 No Default or Event of Default. No Default or Event of Default has occurred and is continuing except for the Events of Default referenced in Paragraph 2 above.

                  5.3 Financial Projections. The projected financial statements for the Borrower and its Subsidiaries dated August 23, 2000 delivered to the Administrative Agent and the Lenders in connection with this Amendment were prepared by the Borrower in good faith and on the basis of the best information available at that time and on the assumptions stated therein, which assumptions the Borrower believes to be reasonable.

                  5.4 Execution, Delivery and Enforceability. This Amendment has been duly and validly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms.

         6. Conditions to Effectiveness of Amendment. This Amendment shall be effective only when and if each of the following conditions is satisfied:

                  6.1 Subsidiary Guarantee and Subordination. The Administrative Agent shall have received a subsidiary guarantee agreement (the "Subsidiary Guarantee") and a subsidiary subordination agreement (the "Subordination Agreement") executed and delivered by Delco and Sakura (collectively the "New Guarantors") in substantially the same forms as the Subsidiary Guarantee and Subordination Agreement attached to the Credit Agreement as Exhibits C and D, respectively.

                  6.2 Secretary's Certificate. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each New Guarantor, the authorization of the Subsidiary Guarantee and Subordination Agreement, the incumbency of the officers executing any documents on behalf of the New Guarantor, and any other legal matters relating to each New Guarantor or this Amendment, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  6.3 Consent of Guarantors. Each of the existing Guarantors shall have executed and delivered to the Administrative Agent the Consent of Guarantors attached to this Amendment.

                  6.4 No Default or Event of Default; Accuracy of Representations and Warranties. After giving effect to this Amendment, no Default or Event of Default shall exist and each of the representations and warranties made by the Borrower or any of its Subsidiaries herein and in or pursuant to the Loan Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective.

                  6.5 Waiver/Amendment Fee. The Borrower shall have paid to the Administrative Agent a waiver/amendment fee equal to 0.15% applied to the aggregate outstanding Loans and unused Commitments of each Lender that delivers to the Agent, by hand delivery or telefax no later than 5:00 PM EDT on September 11, 2000, a counterpart of this Amendment executed by such Lender. Such fee (a) shall be received by the Administrative Agent ratably for the account of, and shall be remitted by the Administrative Agent solely to, such Lenders and (b) shall be fully earned and nonrefundable when paid.

                  6.6 Expense Reimbursements. The Borrower shall have paid all invoices presented to Borrower for expense reimbursements due to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement.

                  6.7 Execution by Required Lenders. The Administrative Agent shall have received a counterpart of this Amendment duly executed and delivered by the Borrower, the Administrative Agent, and the Required Lenders.

         7. Confirmation of Credit Agreement. Except as amended by this Amendment, all the provisions of the Credit Agreement remain in full force and effect from and after the date hereof, and the Borrower hereby ratifies and confirms the Credit Agreement and each of the documents executed in connection therewith. From and after the date hereof, all references in the Credit Agreement to "this Agreement", "hereof", "herein", or similar terms, shall refer to the Credit Agreement as amended by this Amendment.

         8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

                        ONEIDA LTD.

                        By: /s/ EDWARD W. THOMA
                            -------------------
                              Name: Edward W. Thoma
                              Title: Corporate Senior Vice President, Finance

                        THE CHASE MANHATTAN BANK, individually and as Administrative Agent

                        By: /s/ JOSEPH H. ODDO, JR.
                            -----------------------
                              Name:  Joseph H. Oddo, Jr.
                              Title:  Vice President

                        BANK OF AMERICA, N.A., individually and as Syndication Agent

                        By: /s/ LISA B. CHOI
                            ----------------
                              Name: Lisa B. Choi
                              Title: Vice President

                        FLEET NATIONAL BANK, individually and as Documentation Agent

                        By: /s/ DAVID A. KAVNEY
                            -------------------
                              Name: David A. Kavney
                              Title: Vice President

                        HSBC BANK, USA, individually and as Senior Managing
                        Agent

                        By: /s/ WILLIAM D. MCINCROW
                            -----------------------
                             Name: William D. McIncrow
                             Title: Senior Vice President

                        MANUFACTURERS AND TRADERS TRUST
                        COMPANY

                        By: /s/ DANA C. LOUCKS
                            ------------------
                             Name: Dana C. Loucks
                             Title: Banking Officer

                        THE BANK OF NOVA SCOTIA

                        By: /s/ TODD S. MELLER
                            ------------------
                             Name: Todd S. Meller
                             Title: Managing Director

                        EUROPEAN AMERICAN BANK

                        By: /s/ JOSEPHINE SAVASTANO
                            -----------------------
                             Name: Josephine Savastano
                             Title: Group Vice President

                        BANCA NAZIONALE DEL LAVORO

                        By: /s/ ROBERTO MANCONE
                             Name: Roberto Mancone
                             Title: Vice President

                        By: /s/ LEONARDO VALENTINI
                             Name: Leonardo Valentini
                             Title: First Vice President

                              CONSENT OF GUARANTORS

         Each of the undersigned is a party to a Subsidiary Guarantee Agreement and is a Guarantor of the obligations of the Borrower under the Credit Agreement referred to above. Each of the undersigned Guarantors hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Subsidiary Guarantee Agreement continues in full force and effect, and (c) ratifies the Subsidiary Guarantee Agreement.

                  IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 12th day of September, 2000.


                                              BUFFALO CHINA, INC.

                                              By: /s/ CATHERINE. H. SUTTMEIER
                                                  ---------------------------
                                                  Name: Catherine H. Suttmeier
                                                  Title: V.P. & Secretary


                                              ENCORE PROMOTIONS, INC.

                                              By: /s/ CATHERINE. H. SUTTMEIER
                                                  ---------------------------
                                                  Name: Catherine H. Suttmeier
                                                  Title: V.P. & Secretary


                                              THC SYSTEMS INC.

                                              By: /s/ CATHERINE. H. SUTTMEIER
                                                  ---------------------------
                                                  Name: Catherine H. Suttmeier
                                                  Title: V.P. & Secretary